1


As filed with the Securities and Exchange Commission on June 27, 1996.
- --------------                          SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D. C. 20549
                                        ----------------------------------

                                                     FORM S-8

                                              REGISTRATION STATEMENT
                                                       Under
                                            THE SECURITIES ACT OF 1933
                                        -----------------------------------

                                              NALCO CHEMICAL COMPANY
                                       Incorporated in the State of Delaware
                                      Employer Identification No. 36-1520480
                                       ------------------------------------

                                         EMPLOYEE STOCK COMPENSATION PLAN
                                             (Full title of the plan)

                                              S. J. Gioimo, Secretary
                                              NALCO CHEMICAL COMPANY
                                                 One Nalco Center
                                          Naperville, Illinois 60563-1198
                                      (Name and address of agent for service)
                                                   708-305-1000
                                      (Telephone number of agent for service)



                                              CALCULATION OF REGISTRATION FEE

- ------------------------------------------------- Proposed
                                Proposed          Maximum          Amount
Title of           Amount       Maximum           Aggregate        of
Securities to      to be        Offering Price    Offering         Registration
be Registered      Registered   Per Share(1)      Price(1)         Fee

- --------------------------------------------------------------------------------
Common Stock par
value $0.1875-per
Share (including
Preferred Stock     8,000,000
Purchase Rights)    Shares      $31.3125         $250,500,000      $86,379.31



(1) Estimated solely for purposes of determining the registration fee, based on the average of the high and low sales price on the New York Stock Exchange Composite Tape on June 21, 1996.


- --------------------------------------------------------------------------------
                                                  NALCO CHEMICAL COMPANY
- --------------------------------------------------------------------------------
                                                     8,000,000 Shares
                                                       Common Stock
                                                par value $0.1875 per share
                                                ---------------------------

Up to 8,000,000 shares (the "Shares") of common stock, par value $0.1875 (the "Common Stock"), of Nalco Chemical Company (the "Company") are offered by persons who may be deemed to be affiliates of the Company and will be identified in an appendix to the prospectus (the "Selling Stockholders"). The Shares offered are those acquirable by the Selling Stockholders or for the account of their donees or pledgees as key executive participants of the Company's Employee Stock Compensation Plan (the "Plan"). The Selling Stockholders may, the Company not so conceding, be deemed to be "affiliates" within the meaning of the Securities Act of 1933, as amended. The Shares are being sold for the account of the Selling Stockholders or their donees or pledgees and the Company will not receive any proceeds from the sale of the Shares.

All or a portion of the Shares may be offered and sold on the New York Stock Exchange, the Chicago Stock Exchange or otherwise at market prices then prevailing or at prices and upon terms then obtainable. Sales may be made in ordinary brokerage transactions, in block transactions, in privately negotiated transactions or otherwise. If the Shares are sold through brokers, the Selling Stockholders or their donees or pledgees expect to pay customary brokerage commissions and charges. The Company will bear the costs of the offering, except that the Selling Stockholders or their donees or pledgees will pay all brokerage commissions and charges as well as fees and expenses of any counsel retained by them.

On June 26, 1996, the last reported sale price of the Common Stock on the New
 York Stock Exchange was $30.75 per share.
                                                  -----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                    OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.
                            -------------------------------

                       The date of this Prospectus is June 27, 1996

         No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of the Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                                     TABLE OF CONTENTS

Available Information...............................2  Plan of Distribution...4
Incorporation by Reference..........................3  Description of Capital.4
The Company.........................................4    Stock

                                                   AVAILABLE INFORMATION

 .........The Company is subject to the informational requirements of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.20549 at prescribed rates. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York and the Chicago Stock Exchanges on which the Common Stock of the Company is listed.

 .........The  Company has filed with the Commission a registration  statement on
Form  S-8  (together  with  all  amendments  and  exhibits,   the  "Registration
Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.



                                                INCORPORATION BY REFERENCE

 .........The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

(1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-4957)

(2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-4957).

(3)     Description  of  Preferred   Share  Purchase   Rights  included  in  the
        Registration Statement on Form 8-A filed August 1, 1986 and Forms 8 and 8-K filed July 6, 1989 (File No. 1-4957).

(4) Description of Preferred Share Purchase Rights included in the Registration Statement on Forms 8-A and 8-K filed June 24, 1996 (File No. 1-4957).


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of the Prospectus has been delivered (including any beneficial owner), on the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in the information that the Registration Statement incorporates. Requests should be directed to the Secretary, Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563-1198, the Company's principal executive offices. The Company's telephone number is 708/305-1000.





                                                        THE COMPANY

         Nalco Chemical Company was incorporated in 1928 in Delaware and has its
principal   executive  offices  at  One  Nalco  Center,   Naperville,   Illinois
60563-1198. Its telephone number is 708/305-1000.

         The Company is engaged primarily in the manufacture and sale of highly specialized service chemicals. This includes the production and sale of chemicals, technology and services, and systems (monitoring and surveillance) used in water treatment, pollution control, energy conservation, steelmaking, papermaking, mining and mineral processing, electricity generation, other industrial processes, and commercial building utility systems.

                                                   PLAN OF DISTRIBUTION

         The Selling Stockholders have advised the Company that they or their donees or pledgees may from time to time offer and sell the Shares on the New York Stock Exchange, the Chicago Stock Exchange or otherwise at market prices then prevailing or at prices and upon terms then obtainable. Sales may be made in ordinary brokerage transactions, in block transactions, in privately negotiated transactions or otherwise. If the Shares are sold through brokers, the Selling Stockholders or their donees or pledgees expect to pay customary brokerage commissions and charges. The Company will bear the costs of the offering, except that the Selling Stockholders or their donees or pledgees will pay all brokerage commissions and charges as well as fees and expenses of any counsel retained by them.

                                               DESCRIPTION OF CAPITAL STOCK

Common Stock
         The record holders of the Common Stock are entitled, ratably, to such dividends thereon as the Company's Board of Directors in its discretion may declare out of funds available therefor; are entitled to receive pro rata all assets of the Company available for distribution to stockholders in the event of liquidation of the Company; are entitled to one vote for each share held; and have no preemptive rights to purchase or subscribe for any stock of the Company now or hereafter authorized or securities convertible into Common Stock. All outstanding shares of Common Stock, including the shares offered hereby, are fully paid and non-assessable. There is no charter restriction on the repurchase by the Company of shares of its own stock.

Preferred Stock
         The Company's Restated Certificate of Incorporation permits the Board of Directors of the Company, without further stockholder approval, to authorize the issuance of up to 2,000,000 shares of Preferred Stock, $1.00 par value, and to fix the various rights, preferences, terms and provisions of each series of Preferred Stock so issued. No such Preferred Stock has been issued other than Series B ESOP Convertible Preferred Stock (the "ESOP Stock"), of which 415,800 Shares were issued to the Northern Trust Company as Trustee of the Nalco Chemical Company Employee Stock Ownership Plan (the "ESOP"). These shares are subject to restrictions on transfer set forth in the Certificate of Designations relating to the ESOP Stock and a stock purchase transfer agreement dated May 15, 1989. The shares are convertible into the Company's Common Stock in a 20-1 ratio with the number of votes per share of ESOP stock equal to the shares of Common Stock into which the ESOP Stock can be converted.

Preferred Share Purchase Rights
         On June 20, 1996, the Company's Board of Directors adopted a new shareholder rights plan to replace the Company's existing shareholder rights plan, which expires on August 31, 1996. Under the new shareholder rights plan, each stockholder of record on September 1, 1996 will receive a distribution of one Right (the "New Rights") for each share of the Company's outstanding Common Stock. Initially, the New Rights, like the rights issued under the existing plan (the "Existing Rights"), are represented by the Company's common stock certificates and are not presently exercisable. A New Right will be issued with respect to all shares of newly-issued Common Stock after September 1, 1996.

         The Existing Rights or, after September 1, 1996, the New Rights become exercisable only if a person acquires, or announces a tender offer which would result in, beneficial ownership of 15% or more of the Company's Common Stock. If a person acquires beneficial ownership of 15% or more of the Company's Common Stock, all holders of Rights other than the acquiring person will generally be entitled to purchase the Company's Common Stock at one-half of its average market price over a specified period. The Existing Rights are more particularly described in the Company's Registration Statement on Form 8-A filed with the Commission on August 1, 1986, and Forms 8 and Form 8-K filed with the Commission on July 6, 1989. The new shareholder rights plan is more particularly described in the Company's Registration Statement on Form 8-A and its Form 8-K filed with the Commission on June 24, 1996.


                                                  VALIDITY OF THE SHARES

         The validity of the shares offered hereby will be passed upon for the Company by S. J. Gioimo, Corporate Secretary of the Company, Attorney at Law.
 S. J. Gioimo is the beneficial owner of approximately 4,930 shares of Common Stock. She also has options to acquire 18,900 shares of Common Stock under the Company's Stock Option Plans.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                          PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents or portions of documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-4957)

(2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-4957).

(3)     Description  of  Preferred   Share  Purchase   Rights  included  in  the
        Registration Statement on Form 8-A filed August 1, 1986, and Forms 8 and 8-K filed July 6, 1989 (File No. 1-4957).

(4) Description of Preferred Share Purchase Rights included in the Registration Statement on Forms 8-A and 8-K filed June 24, 1996 ( File No. 1-4957).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

         S. J. Gioimo, Corporate Secretary of the Company, is the beneficial owner of approximately 4,930 shares of the Company Common Stock. She also has options under the Company's Stock Option Plans to acquire 18,900 shares of Common Stock.

IItem 6.  Indemnification of Directors and Officers

         (a) Section 145 of the Delaware general Corporation Act permits, and in some circumstances requires, indemnification of officers, directors and employees of the Company.

         (b) Article Six of the Certificate of Incorporation of the Company requires the Company to indemnify directors and officers of the Company to the full extent permitted by law.

         (c) The Company maintains insurance policies which insure the Company and the officers and directors of the Company against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index included herewith which is incorporated herein by reference.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

                        Provided, however, that paragraphs (a)(i) and (a)(ii) do
                       not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                        SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville and State of Illinois on the 27th day of June, 1996.

                  .........              NALCO CHEMICAL COMPANY


                  .........                         By /s/ E. J. Mooney
                                                     ----------------
                  .........                          E. J. Mooney
                  .........                       Chairman of the Board, Chief
                                                Executive Officer and President


                                                     POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints E. J. Mooney and S. J. Gioimo, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of June, 1996.


             Signature.....                                            Title
             ---------                                                 -----

/s/ E. J. Mooney  .........    Chairman of the Board, Chief Executive Officer,
- ----------------
E. J. Mooney      .........    President and Director

/s/ W. E. Buchholz.........    Vice President and Chief Financial Officer
- ------------------
W. E. Buchholz

/s/ R. L. Ratliff .........    Controller
- -----------------
R. L. Ratliff

/s/ J. L. Ballesteros......    Director
- ---------------------
J. L. Ballesteros

/s/ H. G. Bernthal.........    Director
- ------------------
H. G. Bernthal

______________    .........    Director
H. Corless

______________    .........    Director
H. M. Dean

/s/ J. P. Frazee, Jr.......    Director
- ---------------------
J. P. Frazee, Jr.

/S/ A. L. Kelly   .........    Director
- ---------------
A. L. Kelly

/s/ F. A. Krehbiel.........    Director
- ------------------
F. A. Krehbiel

/s/ W. A. Pogue   .........    Director
- ---------------
W. A. Pogue

/s/ J. J. Shea    .........    Director
- --------------
J. J. Shea



                                                     INDEX TO EXHIBITS

                  .........                                                     Sequentially
Exhibit           .........                                                     Numbered
Number            Exhibit..                                                     Page

(4.1)             .........Restated Certificate of Incorporation1

(4.2)             .........Certificates of Correction and Amendment to
                  .........the Restated Certificate of Incorporation2

(4.3)             .........Certificate of Designations, Preferences and Rights
                  .........of Series B ESOP Convertible Preferred Stock3

(4.4)             .........By-laws4

(4.5)             .........Certificate of Designations, Preference and Rights
                  .........of Series C Junior Participating Preferred Stock4

(5)               .........Opinion of Counsel as to the legality of                12
                  .........the securities being registered

(23.1)            .........Consent of S. J. Gioimo is contained in the             12
                  .........opinion filed as Exhibit 5 to this Registration
                  .........statement.

(23.2)            .........Consent of Price Waterhouse LLP                         13

(24)              .........Powers of Attorney (Contained on the signature           9
                  .........page of the original registration statement
                  .........hereof)


June 27, 1996


                         "This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933."


                                                  NALCO CHEMICAL COMPANY

                                             EMPLOYEE STOCK COMPENSATION PLAN


                             DESCRIPTION OF EMPLOYEE STOCK COMPENSATION PLAN

         On December 21, 1995, the Board of Directors approved the Employee Stock Compensation Plan (the "Plan") effective as of January 1, 1996 subject to approval of the stockholders which was obtained. The Plan shall end December 31, 2005.

         The Plan is administered by the Executive Compensation Committee (the "Committee"). The Committee is elected by the Board of Directors of the Company at its Annual Meeting each year and its members are subject to removal by the Board.

         The Plan is not subject to ERISA requirements and is not qualified under Section 401(a) of the Internal Revenue Code as amended (the "Code").

Purpose and Eligibility
         The purpose of the Plan is to encourage ownership of stock of the Company by employees of the Company and its subsidiaries and to provide additional long term incentive for them to continue their association with the Company and to promote the success of the business by using their maximum efforts in its behalf. All employees of the Company and its subsidiaries are eligible to participate in the Plan. The Committee shall designate which employees shall receive awards under the Plan.

Shares Subject to Plan
         The aggregate number of shares of the Company's common stock that may be granted under the Plan is 8,000,000 shares. Such shares may be either authorized and unissued shares or Treasury shares. A grant to an employee is limited to a maximum of 200,000 shares pursuant to a Stock Option and 50,000
Share Units during a year, subject to any adjustments upon changes in capitalization. Shares subject to grants that are canceled or terminated will again become available for use under the Plan. In the event there is any change in capitalization of the Company, such as stock splits, stock dividends or spin-off, the number of shares reserved for use under the Plan, and the number of Stock Options or Share Units covered by outstanding grants shall be appropriately adjusted.


Administration
         The Plan shall be administered by the Executive Compensation Committee (the "Committee"), which shall consist of two or more disinterested directors appointed by the Board. A member of the Board shall be deemed to be disinterested if he or she satisfies such requirements as the Securities and Exchange Commission may establish for disinterested administrators acting under plans intended to qualify for exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and satisfies Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"). The Committee is authorized to interpret the terms and provisions of the Plan, to accellerate the vesting of any previously grant award and to adopt rules and regulations for the administration of the Plan. To the extent permitted by law, the Committee may delegate its powers.

Stock Option Grants and Exercises
         The Committee may grant non-qualified Stock Options or incentive Stock Options subject to Section 422(b) of the Code. Options will be granted for such terms as the Committee shall determine, but not longer than ten years from the date of grant. The option price will be the fair market value of the Company's Common Stock on the date of grant, or par value if greater. The option exercise price can be paid in cash or in shares of Company Common Stock that have been held by the employee for at least six months. The maximum number of shares which may be granted to a key management employee during any fiscal year is 250,000 shares.

Termination of Stock Option Grants
         Options terminate upon termination of employment, except that an optionee may exercise the option for five years following retirement under the Company's retirement program or termination of employment for total and permanent disability. If the employee dies while employed or within five years of retirement, the option may be exercised within the longer of five years from the date of retirement or one year from the date of death by any person to whom the option passes by will or the laws of descent and distribution. In all instances, however, the option must be exercised during the term established at the time of grant.

Share Units
         The Committee will select the employees to be granted Share Units, determine the number of such units to be granted, establish the date of grant, and determine the time and conditions under which the Share Units would become vested. The Company shall record in a separate account set up for each grantee the number of Share Units awarded. Whenever the Company pays a cash dividend or makes any cash distribution with respect to issued and outstanding Company Common Stock it will promptly pay to each grantee of Share Units the fair value of such dividends or distributions in respect to the number of Share Units held on a one-to-one basis. Whenever the Company pays a Common Stock Dividend or makes a Common Stock distribution with respect to issued and outstanding Company Common Stock that does not result in an adjustment of Share Units, it will promptly pay to each grantee a number of Dividend Units as shall be allocable to the Share Units held on a one-to-one basis. If any dividends on Common Stock are payable in a form other than cash, the applicable Dividend Units for the Qualified Share Units shall not be currently distributable to the grantee, but shall be reinvested in additional Share Units that are credited to the grantee's account, subject to the vesting restrictions applicable to that account.

Vesting of Share Units
         Awards of Common Stock will be made to Share Unit grantees within 45 days of vesting. Vesting shall only occur if on the date of vesting the grantee has continuously been an employee of the Company or its subsidiaries since the date of award. The Committee, subject to the approval of the Board of Directors, may cancel in whole or part any grant of Share Units not yet vested if it determines the grantee is not performing satisfactorily. In the event of death, total and permanent disability, or retirement of a grantee before vesting, all Share Units shall automatically become vested.

Qualified Share Units
         The Committee, in its discretion, may designate Share Units being granted to any grantee as "Qualified Share Units" intended to be "performance-based compensation" as that term is used in section 162 (m) of the Code. No grantee may receive both Share Units and Qualified Share Units in the same year. Performance targets applicable to a grant of Qualified Share Units shall be established by the Committee. Such performance targets shall be objective and established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed) and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee shall be based on one or more of the following specific performance goals: quality, customer satisfaction, profitability, return on sales, return on equity, return on capital, productivity, net margin as a percentage of revenue, or debt to capitalization. These goals may be in lieu of or in addition to vesting requirements that are based on continued employment.

         With certain exceptions described below, Qualified Share Units shall not become vested unless and until the Committee has determined that the applicable performance target(s) have been attained. To the extent the Committee exercises discretion in making such a determination, such exercise may not result in an increase in the amount of the benefit that would otherwise be provided to the grantee. Should the grantee's employment terminate because of death or total and permanent disability prior to the end of a performance period, the grantee's Qualified Share Units shall become vested without regard to whether the Qualified Share Units would be "performance-based compensation". If a grantee's employment terminates because of retirement prior to the end of a performance period, the grantee's Qualified Share Units shall not vest until the end of the performance period and then only to the extent that vesting would have occurred if the grantee's retirement had occurred immediately after the end of the performance period.

Modification and Termination of Plan
         The Plan may be terminated at any time or may be modified or amended by the Board of Directors except that no change shall be made that would disqualify the Plan from the exemption provided by Rule 16b-3 under the Exchange Act of 1934 (the "Exchange Act") or that would disqualify the options as "performance-based compensation" under Section 162(m) of the Code.

Taxes
         The grant of a non-qualified Stock Option will not result in taxable income to the employee. The employee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired at the time income is realized over the exercise price for those shares, and generally the Company will be entitled to a corresponding deduction. The Committee has no present intention to grant incentive Stock Options and has not done so for the last ten years. However, should the Company decide to award an Incentive Stock Option in the future, the tax consequences would be as follows. An employee who has been granted an Incentive Stock Option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction. A grant of Share Units will not result in any taxable income. However, vesting of the Share Units and receipt of Common Stock by an employee will result in taxable compensation and generally the Company will be entitled to a corresponding deduction. Federal income tax laws are complex and subject to change and interpretation; their applications may vary in individual cases.

Change of Control
         The Committee shall have the right, in its sole discretion, to include with respect to any grant, provisions accelerating any vesting of such grant upon a Change of Control as defined under other Company plans subject to securities law restrictions. Such acceleration rights may be included as part of the agreement relating to such grants or may be included at any time thereafter.


Transferability
         Neither Stock Options nor Share Units are transferable other than by the laws of descent and distribution or by will. Stock Options may be exercised during his or her lifetime only by the employee to whom they are granted.

                                                      USE OF PROCEEDS

The Company does not know the number of shares that will ultimately be purchased from the Company under the Plan nor the prices at which such shares will be sold. The proceeds are intended to be used for general corporate purposes or to purchase shares in the open market for participants.

                                               DESCRIPTION OF CAPITAL STOCK

Common Stock
         The record holders of the Common Stock are entitled, ratably, to such dividends thereon as the Company's Board of Directors in its discretion may declare out of funds available therefor; are entitled to receive pro rata all assets of the Company available for distribution to stockholders in the event of liquidation of the Company; are entitled to one vote for each share held; and have no preemptive rights to purchase or subscribe for any stock of the Company now or hereafter authorized or securities convertible into Common stock. The shares offered hereby, upon issuance pursuant to the terms of the Plan, will be fully paid and non-assessable. There is no charter restriction on the repurchase by the Company of shares of its own stock.

Preferred Stock
         The Company's Restated Certificate of Incorporation permits the Board of Directors of the Company, without further stockholder approval, to authorize the issuance of up to 2,000,000 shares of Preferred Stock, $1.00 par value, and to fix the various rights, preferences, terms and provisions of each series of Preferred Stock so issued. No such Preferred Stock has been issued other than Series B ESOP Convertible Preferred Stock (the "ESOP Stock"), of which 415,800 Shares were issued to the Northern Trust Company as Trustee of the Nalco Chemical Company Employee Stock Ownership Plan (the "ESOP"). These shares are subject to restrictions on transfer set forth in the Certificate of Designations relating to the ESOP Stock and a stock purchase transfer agreement dated May 15, 1989. The shares are convertible into the Company's Common Stock in a 20-1 ratio with the number of votes per share of ESOP stock equal to the shares of Common Stock into which the ESOP Stock can be converted. Except with respect to the preferred share purchase rights described below, there are presently no understandings, agreements, negotiations or discussions which will or might involve the possible issuance of Preferred Stock for any purpose.

Preferred Share Purchase Rights
         On June 20, 1996, the Company's Board of Directors adopted a new shareholder rights plan to replace the Company's existing shareholder rights plan, which expires on August 31, 1996. Under the new shareholder rights plan, each stockholder of record on September 1, 1996 will receive a distribution of one Right (the "New Rights") for each share of the Company's outstanding Common Stock. Initially, the New Rights, like the rights issued under the existing plan (the "Existing Rights"), are represented by the Company's common stock certificates and are not presently exercisable. A New Right will be issued with respect to all shares of newly-issued Common Stock after September 1, 1996.

         The Existing Rights or, after September 1, 1996, the New Rights become exercisable only if a person acquires, or announces a tender offer which would result in, beneficial ownership of 15% or more of the Company's Common Stock. If a person acquires beneficial ownership of 15% or more of the Company's Common Stock, all holders of Rights other than the acquiring person will generally be entitled to purchase the Company's Common Stock at one-half of its average market price over a specified period. The Existing Rights are more particularly described in the Company's Registration Statement on Form 8-A filed with the Commission on August 1, 1986, and Forms 8 and Form 8-K filed with the Commission on July 6, 1989. The new shareholder rights plan is more particularly described in the Company's Registration Statement on Form 8-A and its Form 8-K filed with the Commission on June 24, 1996.



                                  INCORPORATION OF DOCUMENTS BY REFERENCE
                                       AND AVAILABLE INFORMATION

         The following documents or portions of documents, previously filed with the Securities and Exchange Commission, (the "Commission") are incorporated herein by reference:

         (1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (file No. 1-4957).

         (2) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (3) Description of Preferred Share Purchase Rights included in the Registration Statement on Form 8-A filed August 1, 1986 and Forms 8 & 8-K filed July 6, 1989 (File No. 1-4957).

         (4) Description of Preferred Share Purchase Rights included in the Registration Statement on Forms 8-A and
                 8-K filed June 24, 1996 (File No. 1-4957).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for reports and for additional information about the Plan and its administration should be directed to the Secretary, Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563-1198 (telephone number (708) 305-1000).

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning the Company can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy material and other information concerning the Company also may be inspected at the offices of the New York and the Chicago Stock Exchanges on which the Common Stock of the Company is listed.



shared\sec\escp.doc

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1 Incorporated herein by reference from the Registrant's Form 10-K for the year ended 1987.
2 Incorporated herein by reference from the Registrant's Form 10-K for the year ended 1991.
3 Incorporated herein by reference from the Registrant's Form 8-K dated May 15,
  1989.
4 Incorporated herein by reference from the Registrant's Form 8-K dated June 24,
  1996.